UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         May 8, 2013

USA TRUCK, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19858	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           The disclosure set forth below under Item 5.07 regarding the conditional resignation of Mr. Robert A. Peiser as a director of USA Truck, Inc. (references to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc.) is incorporated herein by reference.  This conditional resignation has been tendered solely in connection with the Company's majority vote policy as disclosed in our proxy statement filed with the Securities and Exchange Commission on April 10, 2013, and is not due to any matter pertaining to a disagreement with the Company's operations, policies or practices.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 8, 2013, our Annual Meeting of Stockholders (the "Annual Meeting") was held.  The following are the proposals voted upon at the Annual Meeting and the final results on the votes of such proposals.  The proposals are described in detail in our proxy statement filed with the Securities and Exchange Commission on April 10, 2013.

Proposal 1.  Election of Directors

The Board of Directors nominated two nominees to stand for election at the 2013 Annual Meeting and each of the nominees was elected by a plurality of votes cast by shares entitled to vote at the Annual Meeting.  Therefore, in accordance with the voting results listed below, the nominees were elected to serve a term expiring at the 2016 Annual Meeting.

	Votes	Votes	Broker
Nominee	For	Withheld	Non-votes
Robert A. Peiser	3,425,810	4,979,433	22,001
Robert E. Creager	8,296,985	108,258	22,001

Although each of the above nominees was elected as a director, Robert A. Peiser received a greater number of "withheld" votes from his election than votes "for" his election.  In accordance with the Company's majority vote policy, Mr. Peiser tendered his conditional resignation to the Company on May 14, 2013.

ISS Proxy Advisory Services ("ISS") issued a report dated April 24, 2013, in which ISS recommended that stockholders withhold votes from Mr. Peiser's election, citing as the sole reason for such recommendation that Mr. Peiser "fail[ed] to submit the adoption of a poison pill to a shareholder vote at this year's annual meeting."  ISS recommends that such plans be put to a stockholder vote within 12 months of adoption.  Based on all factors considered at the time, the Board decided to submit the Rights Plan to a stockholder vote in May 2014, or approximately 17 months after adoption.

The Nominating and Corporate Governance Committee (the "Committee") of the Board will promptly consider Mr. Peiser's tendered resignation, and recommend to the full Board whether to accept or reject the resignation.  In considering whether to recommend that the Board accept or reject Mr. Peiser's tendered resignation, the Committee shall evaluate the best interests of stockholders and the Company and shall consider all factors believed relevant, including without limitation: (a) any stated reasons for the nominee not receiving the required majority vote and whether the underlying cause or causes are curable; (b) the factors, if any, set forth in the guidelines and other policies that are to be considered by the Committee in evaluating potential Board candidates; (c) the length of service of such nominee; (d) the effect of such resignation on the Company's compliance with any law, rule, regulation, stock exchange listing standards, or contractual obligation; (e) such nominee's contributions to the Company; and (f) any other factors the Committee believes are in the best interests of the Company.  The Board will then act on the recommendation, and such determination will be promptly disclosed in a Form 8-K disclosing both the determination and the basis for the Board's decision.  Mr. Peiser will not participate in the Committee or Board deliberations.

Proposal 2.  Advisory approval of the Company’s Executive Compensation

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the Securities and Exchange Commission), and in response to the stockholders’ advisory and non-binding vote at the annual meeting of stockholders held on May 4, 2011, we included in the proxy statement a separate resolution, in the form of proposal 2, subject to stockholder vote, to approve, in a non-binding vote, the compensation of our Named Executive Officers.

Votes	Votes		Broker
For	Against	Abstentions	Non-votes
7,418,277	989,307	19,660	--

       Proposal 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	May 14, 2013	/s/ John M. Simone
John M. Simone
President and Chief Executive Officer

Date:	May 14, 2013	/s/ Clifton R. Beckham
Clifton R. Beckham
Executive Vice President and Chief Financial Officer